UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Real Goods Solar, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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August 14, 2017

Dear Shareholder:

Our records indicate that you have not yet voted your shares for the Real Goods Solar annual meeting to be held on August 23, 2017. To ensure that your shares are counted, please take a moment right now and return the enclosed white proxy card.

At the meeting, shareholders will be asked to reelect the company’s five director nominees (Proposal 1), and to consider and approve an amendment of the Real Goods Solar 2008 Long Term Incentive Plan to increase the number of shares authorized for issuance under the Plan and the number of shares that a participant may receive (Proposal 2).

Our Board recommends that you vote “FOR” both of these proposals.

Institutional Shareholder Services (“ISS”), an independent proxy advisory firm, also recommended that RGSE shareholders vote for all of the company’s nominees by voting on the white proxy card, noting[1] that the company “has made several seemingly appropriate moves in furtherance of the strategic repositioning in recent years,” and that RGSE’s “focus on increasing sales staff appears to be translating into measurable sales growth.”

Time is short. Please vote today by signing, dating, and returning the white proxy card, or by Internet or telephone, to ensure that your vote is counted.

INTERNET

1.       Go to the www.proxyvote.com.

2.       Locate the 12 digit Control Number printed on the enclosed vote instruction form. The Control Number is printed on the right side of the voting instruction form under the CUSIP number.

3.       Follow the simple instructions on the website.

TOLL-FREE TELEPHONE 1. Call (800) 454-8683 toll-free. 2. When prompted, enter the 12 digit control number printed on your voting instruction form. 3. Follow the simple recorded instructions.

Your vote is important, no matter how many or how few shares you own!

If you have any questions or need assistance in voting your proxy, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 toll-free or (212) 929-5500.

Thank you for your continued support.

Sincerely,

Dennis Lacey

Chief Executive Officer

Real Goods Solar, Inc.

[1] Permission to use quotations neither sought nor obtained.